                       NATIONAL FUEL GAS COMPANY - PARENT                        S-2
                           PROFORMA BALANCE SHEET                            Page 1 of 3
                             AT AUGUST 31, 1995
                                (UNAUDITED)
                           (Thousands of Dollars)
                                                         Adjustments
                                         Per Books        Dr. (Cr.)             Pro Forma

ASSETS

PROPERTY, PLANT AND EQUIPMENT            $      244                             $      244
LESS - ACCUMULATED DEPRECIATION,
             DEPLETION AND AMORTIZATION         113                                    113
                                                131              0                     131
CURRENT ASSETS
    CASH & TEMP. CASH INVESTMENTS             7,243         44,328(a,b,c,d,f,g)     51,571
    NOTES RECEIVABLE - INTERCOMPANY         191,500                                191,500
    ACCOUNTS RECEIVABLE - INTERCOMPANY        8,447                                  8,447
    ACCOUNTS RECEIVABLE                       8,066                                  8,066
    PREPAYMENTS                                 962                                    962
                                            216,218         44,328                 260,546
OTHER ASSETS
    INVESTMENT IN ASSOCIATED COMPANIES      742,959        (15,650)(g,h)           727,309
    NOTES RECEIVABLE - INTERCOMPANY         554,965        438,275 (f)             993,240
    UNAMORTIZED DEBT EXPENSE                  4,965                                  4,965
    DEFERRED CHARGES                          2,197                                  2,197
    OTHER                                     3,515                                  3,515
                                          1,308,601        422,625               1,731,226

TOTAL ASSETS                             $1,524,950      $ 466,953              $1,991,903

CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
    COMMON STOCK                         $   37,432                             $   37,432
    PAID IN CAPITAL                         382,994                                382,994
    EARNINGS REINVESTED IN THE
       BUSINESS                             392,594         18,793 (b,c,d,e,h)     373,801
                                            813,020         18,793                 794,227

LONG-TERM DEBT, NET OF CURRENT PORTION      504,000                                504,000
TOTAL CAPITALIZATION                      1,317,020         18,793               1,298,227


CURRENT AND ACCRUED LIABILITIES
    NOTES PAYABLE TO BANKS AND
      COMMERCIAL PAPER                      113,100       (486,900)(a)             600,000
    NOTES PAYABLE - INTERCOMPANY             17,600                                 17,600
    CURRENT PORTION OF LONG-TERM
      DEBT                                   58,500                                 58,500
    ACCOUNTS PAYABLE                             71                                     71
    ACCOUNTS PAYABLE-INTERCOMPANY             9,648                                  9,648
    OTHER ACCRUALS AND CURRENT
      LIABILITIES                             7,395          1,154 (e)               6,241
                                            206,314       (485,746)                692,060

DEFERRED CREDITS
    ACCUMULATED DEFERRED INCOME
      TAXES                                   (218)                                   (218)
    OTHER DEFERRED CREDITS                    1,834                                  1,834
                                              1,616              0                   1,616

TOTAL CAPITALIZATION AND LIABILITIES     $1,524,950      $(466,953)             $1,991,903

SEE NOTES TO PROFORMA CONSOLIDATED FINANCIAL STATEMENTS.

                                                                              S-2
                     NATIONAL FUEL GAS COMPANY - PARENT                   Page 2 of 3
                     PROFORMA STATEMENTS OF INCOME AND
                     EARNINGS REINVESTED IN THE BUSINESS
                 FOR THE TWELVE MONTHS ENDED AUGUST 31, 1995
                                (UNAUDITED)
                          (Thousands of Dollars)
                                                        Adjustments
                                    Per Books           Dr. (Cr.)          Pro Forma

OPERATING REVENUES                    $      -                             $

OPERATING EXPENSES:
        OPERATION EXPENSE                3,496                  355 (d)        3,851
        PROPERTY, FRANCHISE &
           OTHER TAXES                     753                                    753
        DEPRECIATION, DEPLETION &
           AMORTIZATION                      6                                      6
        INCOME TAXES - NET                 519               (1,119)(e)         (600)
                                         4,774                 (764)            4,010

OPERATING INCOME                        (4,774)                (764)           (4,010)

OTHER INCOME:
        UNREMITTED EARNINGS OF
           SUBSIDIARIES                 22,414               16,650 (h)         5,764
        DIVIDENDS OF SUBSIDIARIES       51,188                                 51,188
        INTEREST-INTERCOMPANY           53,952              (25,615)(c)        79,567
        OTHER INTEREST                    499                                     499
                                       128,053               (8,965)          137,018

INCOME BEFORE INTEREST CHARGES         123,279               (9,729)          133,008

INTEREST CHARGES:
        INTEREST ON LONG-TERM
           DEBT                         40,865                                 40,865
        INTEREST - INTERCOMPANY          1,929                                  1,929
        OTHER INTEREST                   6,538               28,457 (b)        34,995
                                        49,332               28,457            77,789

INCOME BEFORE CUMULATIVE EFFECT         73,947               18,728            55,219
CUMULATIVE EFFECT OF CHANGE IN
   ACCOUNTING                             (589)                                  (589)

NET INCOME                              73,358               18,728            54,630

EARNINGS REINVESTED IN THE BUSINESS
   BALANCE AT SEPTEMBER 1, 1994        378,430                                378,430
                                       451,788               18,728           433,060
   DIVIDENDS ON COMMON STOCK            59,194                                 59,194
   BALANCE AT AUGUST 31, 1995         $392,594              $18,728          $373,866

EARNINGS PER COMMON SHARE
   INCOME BEFORE CUMULATIVE EFFECT    $   1.98              $  0.50          $   1.48
   CUMULATIVE EFFECT OF CHANGE IN
      ACCOUNTING                         (0.02)                                 (0.02)
   NET INCOME AVAILABLE FOR COMMON
      STOCK                           $   1.96              $  0.50          $   1.46

WEIGHTED AVG. COMMON SHARES
   OUTSTANDING                      37,383,222                             37,383,222


SEE NOTES TO PROFORMA CONSOLIDATED FINANCIAL STATEMENTS.

                      NATIONAL FUEL GAS COMPANY - PARENT                S-2
                          PRO FORMA JOURNAL ENTRIES                 Page 3 of 3
                            AS OF AUGUST 31, 1995
                                 (UNAUDITED)
                           (Thousands of Dollars)

                                                           Debit     Credit
                        (a)
Cash                                                      486,900
    Notes Payable and Commercial Paper                               486,900

To record proforma borrowings to the maximum requested $600 million ($25 million of incremental borrowings in commercial paper).

                        (b)
Interest Expense                                           28,457
    Cash                                                              28,457

To record interest expense at 5.845%
on incremental borrowings.

                        (c)
Cash                                                       25,615
    Interest Income Intercompany                                      25,615

To record interest income at 5.845%
on incremental funds loaned to subsidiaries under the Money Pool.

                        (d)
Operation Expense                                             355
    Cash                                                                 355

To record fees, commissions and expenses per Item 2 of U-1, (includes commitment and/or arrangement fees for 1 year).

                        (e)
Federal Income Taxes Payable                                1,119
    Federal Income Tax Expense                                         1,119

To record the federal income tax effect of entries (b), (c) and (d) at 35%.

                        (f)
Notes Receivable - Distribution                           178,617
Notes Receivable - Supply                                 102,956
Notes Receivable - Seneca                                  82,922
Notes Receivable - Leidy Hub                                3,112
Notes Receivable - Horizon                                 48,625
Notes Receivable - Highland                                 3,242
Notes Receivable - UCI                                      1,945
Notes Receivable - Data-Track                                 648
Notes Receivable - NFR                                     16,208
    Cash                                                             438,275

To record receivable from subsidiaries
for cash loaned under the Money Pool.

                        (g)
Investment in Associated Companies                          1,000
    Cash                                                               1,000

To record initial investment in Horizon by Parent Company.

                        (h)
Unremitted Earnings of Subsidiaries                        16,650
    Investment in Associated Companies                                16,650

To adjust National's investment in associated companies